UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2007
ENCORE ACQUISITION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-16295	75-2759650
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On July 3, 2007, the Board of Directors of Encore Acquisition Company (“Encore”) approved an amendment to the First Amended and Restated Agreement of Limited Partnership of Encore Energy Partners LP (the “Partnership”) to put a maximum limit on the aggregate number of common units issuable to, and the aggregate distributions payable to, holders of management incentive units as follows:
•	the holders of management incentive units will not be entitled to receive, in the aggregate, common units upon conversion of the management incentive units in an amount in excess of 5.1% of all partnership securities; and

•	the holders of management incentive units will not be entitled to receive, in the aggregate, distributions of the Partnership’s available cash in excess of 5.1% of all such distributions to all holders of partnership securities.
     The management incentive units were granted in May 2007 to the executive officers of Encore Energy Partners GP LLC (the “General Partner”), an indirect wholly owned subsidiary of Encore and the general partner of the Partnership. The management incentive units are performance-based and intended to align the economic interests of the General Partner’s executives with the interests of the Partnership’s unitholders; that is, annual distribution increases and capital appreciation for management will be tied directly to annual distribution increases and capital appreciation for the Partnership’s unitholders. The management incentive units were issued based on the assumption that the General Partner would not pay the recipients any salaries or bonuses, or grant them any other equity-based awards, while such units are outstanding. Furthermore, the management incentive units will not have any value unless and until the Partnership completes an initial public offering, which is subject to numerous risks and uncertainties.
     A management incentive unit is a limited partner interest in the Partnership that entitles the holder to an initial quarterly distribution of $0.35 (or $1.40 on an annualized basis) to the extent paid to common unitholders of the Partnership and to increasing distributions upon the achievement of 10% compounding increases in the Partnership’s distribution rate to common unitholders.
     A management incentive unit is convertible into common units upon the occurrence of certain events. After conversion, the management incentive units will cease to exist. Thereafter and in its sole discretion, the conflicts committee of the board of directors of the General Partner may or may not issue additional management incentive units.
     This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of any offer to buy any securities of the Partnership, and there will not be any sale of any such securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ACQUISITION COMPANY
Date: July 5, 2007	By:	/s/ Robert C. Reeves
Robert C. Reeves
Senior Vice President, Chief Financial Officer and Treasurer